                                                                   Exhibit 10.27

-------------------------------------------------------------------------------
            WARLAND INVESTMENTS COMPANY  1299 OCEAN AVENUE, SUITE 300
      SANTA MONICA, CALIFORNIA 90401  (310) 395-7811  FAX: (310) 395-7706




December 22, 2005

Myron Galchutt
Newmark of Southern California
18400 Von Karman Avenue, Suite 130
Irvine, CA 92612

RE:  UNIVERSAL ELECTRONICS LEASE EXTENSION
     6101 GATEWAY DRIVE, CYPRESS, CALIFORNIA

Dear Myron:

Enclose for forwarding to Universal Electronics are one fully executed original of the Third Amendment to Lease, providing for the six-year lease extension commencing January 1, 2006, and one fully executed original of the Parking License Agreement between Universal and Warland.

Very truly yours,


/s/ Peggy A. Kratka
----------------------------------
Peggy A. Kratka
Senior Project Manager

Enclosures
Cc w/enclosures:   Henry Stiepel, Esq. (duplicate original)
                   Brian DeRevere

                            THIRD AMENDMENT TO LEASE

          THIS THIRD AMENDMENT TO LEASE ("AMENDMENT") is entered into as of December 1, 2005, between WARLAND INVESTMENTS COMPANY, a California limited partnership ("LANDLORD") and UNIVERSAL ELECTRONICS INC., a Delaware corporation ("TENANT"), with reference to the following:

                                    RECITALS:

     A. Landlord and Tenant previously entered into that certain Lease dated November 1, 1997, as amended by that certain First Amendment to Lease dated February 21, 2001 and that certain Second Amendment to Lease dated May 27, 2003 (collectively, the "LEASE") pursuant to which Tenant currently leases from Landlord certain premise commonly known as 6101 Gateway Drive, Cypress, California (the "PREMISES"). Capitalized terms not otherwise defined herein shall have the same meaning as given to them in the Lease.

     B. Landlord and Tenant now desire to amend the Lease to (i) increase the size of the Premises by approximately 3,312 square feet, (ii) extend the Lease Term, (iii) set forth the Basic Monthly Rent payable during such extended Lease Term, and (iv) otherwise amend the Lease as more particularly set forth below.

          NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and/or supplemented as follows:

     1. EXPANSION OF THE PREMISES. As of the Extension Term Commencement Date (as hereinafter defined) the Premises shall consist for all purposes of 34,080 square feet as depicted on the plot plan ("PLOT PLAN") attached hereto as Exhibit "A". Exhibit "A" to the Lease is hereby deleted in its entirety and replaced with Exhibit "A" to this Amendment. The square footage of the Premises for all purposes under the Lease shall be deemed to be 34,080 square feet based upon industrial drip line measurement, whether the actual square footage is greater than or less than 34,080 square feet,

     2. EXTENDED TERM. The Lease Term is hereby extended for an additional period of seventy-three (73) months commencing on January 1, 2006 ("EXTENDED TERM COMMENCEMENT DATE") and expiring on January 31, 2012 (the "EXTENDED TERM").

     3. RENT. The Basic Monthly Rent for the Extended Term shall be as follows:

     Period                     Basic Monthly Rent
     ------                     ------------------
1/1/06-12/31/07   $28,286.40 ($.83 per square foot), triple net
1/1/08-12/31/09   $29,990.40 ($.88 per square foot), triple net
1/1/10-1/31/12    $31,694.40 ($.93 per square foot), triple net

Provided that Tenant is not then in Default or an event has occurred which with the passage of time would constitute a Default, the Base Monthly Rent for the month of January 2006 shall abate (the "ABATED RENT PERIOD"). During the Abated Rent Period, Tenant shall pay Additional Rent and all other amounts due under this Lease.

     4. PREMISES WORK. Subject to the terms and conditions of the Construction Agreement attached hereto as Exhibit "B", Tenant shall have the right to perform certain leasehold improvement work within the Premises.

     5. CONDITION OF PREMISES. Tenant confirms that it is currently in possession of the Premises and accepts the Premises and any portion thereof in its now-current and future "AS IS" condition, with all faults and defects, whether latent or patent.

     6. PARKING SPACES. Paragraph 2(d) of the Fundamental Lease Provisions of the Lease is hereby amended to increase the number of Premises Parking Spaces from 120 to 123. Further, subject to the terms and conditions of the Parking License Agreement in the form of attached Exhibit "C" and executed concurrently with this Amendment (the "PARKING LICENSE AGREEMENT"), Tenant shall have the right to use the additional thirty (30) Parking Spaces on the Parking Parcel (as those terms are defined in the Parking License Agreement).

     7. OPTION TO EXTEND TERM. Tenant shall have one (1) five (5)- year option (the "OPTION") to extend the Extended Term (the "EXTENDED TERM") on the same terms and conditions as set forth in the Lease, except that the Basic Monthly Rent shall be adjusted on the first day of the Extended Term to ninety-five percent (95%) of the "FAIR MARKET RENT" for the Premises then in effect established pursuant to the attached Exhibit "D". Thereafter, the Basic Monthly Rent shall be increased (but never decreased) on the first day of every twenty-fifth (25th) month of the Extended Term ("ADJUSTMENT DATE") in accordance with the percentage increases, if any, in the Consumer Price Index for All Urban Consumers (Los Angeles/Anaheim/Riverside Area; Base 1982-84=100) ("INDEX"), as published by the United States Department of Labor, Bureau of Labor Statistics. For the first adjustment of Basic Monthly Rent pursuant to this Section, the Index in effect four (4) months before the Extended Term Commencement Date shall be compared to the Index in effect on the fourth (4) month before that Adjustment Date, and the Basic Monthly Rent shall be increased by such percentage increase, if any, between such indices. On the second Adjustment date, the Index in effect four (4) months before the first Adjustment Date shall be compared to the Index in effect on the fourth (4) month before that second Adjustment Date, and the Basic Monthly Rent shall be increased by such percentage increase, if any, between such indices. However, on each such Adjustment Date, the Basic Monthly Rent shall be increased by at least three percent (3%) compounded annually for the immediately preceding twenty-four (24) months, but in no event shall the Basic Monthly Rent be increased on each such Adjustment Date by more than six percent (6%) compounded annually for the immediately preceding twenty-four (24) months. The Option shall be exercised only by written unconditional notice received by Landlord at least nine (9) months before expiration of the Extended Term. If Landlord does not timely receive Tenant's written unconditional notice of the exercise of art Option in accordance with the preceding sentence, the Option, shall immediately lapse, and there shall be no further right to extend the Term. Notwithstanding the foregoing, in the event (i) Tenant is in monetary or material non-monetary default on the date the Option Notice is given or (ii) should Landlord have given to Tenant two (2) or more notices regarding Tenant's failure to pay rent when due during the Extended Term or (iii) should Tenant be in monetary or material non-monetary default on the date the Extended Term expires, then in each event Tenant's Option shall be deemed automatically terminated. The Option is personal to Tenant and its affiliates (as defined in Section 9.8 of the Lease) and, except as set forth in
Section 9.8 of the Lease, may not be assigned to any third party. Pursuant to the First Amendment to Lease dated February 21, 2001 (the "FIRST AMENDMENT") and thereafter pursuant to the Second Amendment to Lease dated May 27, 2003, Tenant extended the Lease Term in lieu of the exercise of the Option (as defined in Section 13.1 of the Lease); accordingly, Tenant acknowledges that the First Amendment terminated Tenant's rights under Section 13.1 of the Lease, and Tenant's only existing option to extend the Lease Term is as set forth in this
Section 7.

     8. BROKERS. Tenant represents and warrants to Landlord that except for Newmark of Southern California, it has not dealt with any real estate broker, agent or finder in connection with this Amendment or its negotiations with respect to the Premises or any portion thereof. Tenant shall indemnify, defend (with counsel satisfactory to Landlord), protect and hold Landlord harmless from any and all costs, expenses, claims, damages, losses or liabilities (including costs of suit and reasonable attorneys' fees) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder.

     9. GENERAL.

          (a) Security Deposit. Tenant expressly waives the benefits of any statute now or hereafter in effect which would prevent Landlord from applying all or any portion of the Security Deposit to offset any future Rent owing to Landlord at the termination of this Lease prior to the Expiration Date, including, without limitation, California Civil Code
     Section 1950.7.

          (b) Effect of Amendment; Ratification. Except to the extent the Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

          (c) Counterparts. If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

          (d) Governing Law. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

          (e) Exhibits. All exhibits attached hereto are hereby incorporated herein by this reference.

          (f) Attorneys' Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to the purposes or subject matter of this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including attorneys' and accountants' fees.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

"TENANT"                                UNIVERSAL ELECTRONICS INC.,
                                        a Delaware corporation


                                        By: /s/ PAUL ARLING
                                            ------------------------------------
                                        Name: PAUL ARLING
                                        Title: CHAIRMAN & CEO


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


"LANDLORD"                              WARLAND INVESTMENTS COMPANY,
                                        a California limited partnership


                                        By: /s/ CARL W. ROBERTSON
                                            ------------------------------------
                                            Carl W. Robertson,
                                            Co-Managing Director


                                        By: /s/ JOHN C. LAW
                                            ------------------------------------
                                            John C. Law,
                                            Co-Managing Director

                                   EXHIBIT "A"

                           DEPICTION OF THE PREMISES

                                  EXHIBIT "A"

                             (TRACT NO. 467 DRAWING)

                                   EXHIBIT "B"

                               CONSTRUCTION LETTER

     Tenant and Landlord are executing simultaneously with this Construction Agreement ("Agreement") that certain Third Amendment to Lease (the "LEASE") covering the Premises described 6101 Gateway Drive, Cypress, California. This Agreement is incorporated into and made a part of the Amendment. All capitalized terms herein have the same definition as in the Lease. In consideration of the mutual covenants contained in the Lease and for other valuable consideration, Tenant and Landlord agree that the Premises shall be improved as set forth below.

     1. Tenant's Construction Obligations. Tenant, at its sole cost, shall employ a fully licensed and bonded general contractor approved by Landlord ("CONTRACTOR"), to construct all tenant improvements within the Premises in strict accordance with the plans and specifications to be approved by Landlord as set forth below (the "TENANT IMPROVEMENTS"). Landlord shall have no responsibility for construction of the Tenant Improvements, and Tenant will remedy, at Tenant's expense, and will be responsible for any and all defects in all such construction that may appear during or after the completion thereof. Tenant shall promptly reimburse Landlord as additional rent for any extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractors or by reason of inadequate cleanup.

     2. Approval of Plans and Specifications.

Tenant shall prepare and deliver to Landlord for Landlord's review and approval three (3) sets, plus one (1) reproducible set, of all of the final working drawings for the Tenant Improvements ("TI DRAWINGS") which shall cover the work generally described on attached Schedule 1. Upon completion of Landlord's review, Tenant shall have five (5) days in which to resubmit, if necessary, revised TI Drawings to Landlord for Landlord's review and approval. Landlord shall not have any obligation to approve any TI Drawings that (i) do not conform to applicable statutes, ordinances or regulations or is disapproved by any governmental agency, (ii) requires building service beyond the level normally provided to other tenants in the Business Center, (iii) overload the floor, (iv) may, as determined by Landlord, in Landlord's sole and absolute discretion, adversely impact the structural integrity of the Building or any of the Building systems, (v) can be seen from the exterior of the Building, (vi) increase any of Landlord's costs, or (vii) are, in Landlord's sole opinion, of a nature or quality that is inconsistent with the objectives of Landlord for the Business Center. If Tenant and Landlord are unable to agree on the TI Drawings, such dispute shall be resolved by the Landlord, DeRevere & Associates, whose determination shall be final. Following such approval of the TI Drawings, both parties shall sign and deliver to each other duplicate copies of the TI Drawings. Thereafter, changes may be made only in strict accordance with the construction contract for the Tenant Improvements, and Landlord shall have approval rights therein to any material changes. The term "APPROVED DRAWINGS" shall include such changes.

Upon receipt of a request by Tenant to approve the TI Drawings for any part thereof, Landlord shall have ten (10) business days following receipt of the request together with all reasonable supporting documentation in which to review in good faith the submitted drawings and other documents to determine whether they meet the standards for the Building. On or before the expiration of the review period, Landlord shall prepare and submit to Tenant in writing any


                                   EXHIBIT "B"
                                  Page 1 of 10
comments, suggestions, modifications or objections it may have to the submitted drawings or documents.

     3. Approval of Contractor, Subcontractors and Materialmen. At least ten
(10) business days prior to commencement of construction, Tenant shall furnish to Landlord the names and addresses of all contractors, subcontractors and materialmen employed or to be employed in connection with construction of the Tenant Improvements. Within five (5) business days after receiving this list together with the qualifications and experience of such contractors and subcontractors, Landlord may disapprove of the use of any contractor, subcontractor or materialman set forth on that list. If Landlord fails to notify Tenant of any such disapproval within this five (5) business day period, Landlord shall be deemed to have so approved.

     4. Construction Allowance.

          4.1. Landlord shall provide Tenant with a construction allowance in the amount of Four Hundred Eight Thousand Nine Hundred Sixty Dollars ($408,960.00) (the "ALLOWANCE"). The Allowance shall be applied to, without limitation, all elements of the cost of construction, including, without limitation, all architectural, design and engineering fees, space planning fees, the fees of Landlord's roofing consultant and contractor to if the Tenant Improvements in any way affect the Building roof, city and regulatory agency permit and license fees and plan checks, Title 24 fees, all labor, all materials, all construction-related utility charges (including, without limitation, all charges for electrical power and water used during construction, the cost of all bonds and permits, and all other fees and costs necessary for the construction of the Tenant Improvements (collectively, "CONSTRUCTION COST"). The Allowance shall not be applied to the fixturizing or cabling the premises or to the purchase, lease, or finance of any furnitures, fixtures, equipment or inventory. However, if the Construction Cost exceeds the Allowance, Tenant shall have the option, to be exercised if at all by delivering written notice to Landlord at any time before the Extended Term Commencement Date, to request Landlord to fund an additional allowance to construct the Tenant Improvements subject to this Section 4 of up to Two and 50/100 Dollars ($2,50) per square foot of the Premises (the "ADDITIONAL TI ALLOWANCE"). If so requested and if Landlord then agrees, in Landlord's sole discretion, to fund the Additional TI Allowance, the Additional TI Allowance shall be amortized over the Extended Term (as defined in the Amendment) at ten percent (10%) per annum and added to Monthly Basic Rent for all purposes under the Lease. The term "ALLOWANCE" shall collectively mean the Tenant Improvement Allowance and, if elected, the Additional TI Allowance,

          4.2. Landlord makes no representation or warranty, express or implied, by this Amendment or otherwise that the Allowance will be sufficient to complete construction of the Tenant Improvements in accordance with the Approved Drawings. Tenant shall pay for all costs to construct the Tenant Improvements to the extent the Construction Cost exceeds the Allowance. To the extent the Construction Cost is less than the Allowance, that amount shall be retained by Landlord. Construction shall not commence until Landlord has fully approved the plans and specifications for the Tenant Improvements as set forth in Section 2, above.

          4.3. Tenant shall be solely responsible, at its cost but with Landlord's reasonable cooperation, for obtaining all required licenses and permits in connection with the permitted use of the Premises, including, without limitation, any certificate of occupancy or equivalent permit. Tenant shall be solely responsible, at Tenant's cost, for procurement of Tenant's business license.


                                   EXHIBIT "B"
                                  Page 2 of 10

     5. Disbursement of Allowance. Upon completion of the Tenant Improvements (as determined by Landlord) and following expiration of the lien period (as defined below) and provided there are no unpaid claims received by Landlord or construction related liens filed against the Premises before expiration of the lien period, Landlord shall, upon written request from Tenant, disburse the Allowance directly to Tenant (or, as Landlord may determine, by joint check to Tenant and the general contractor). The written request shall be accompanied by construction and other cost vouchers and invoices, together with (i) a list of all work performed and (ii) unconditional final lien releases from the contractors and materialmen in the form required by Civil Code Section 3262 for the Tenant Improvements. Each of the foregoing documents shall be initialed by Tenant and the Contractor. The initials shall indicate approval of all documents. All vouchers and invoices for construction costs presented by Tenant to Landlord shall constitute a representation on the part of Tenant that the funds referred to therein have been used solely for paying only the direct costs of construction of the Tenant Improvements. In the event Landlord has paid utility bills during construction (including, without limitation, electrical and water charges) the amount of said bills shall be deducted from the Allowance disbursed to Tenant. Tenant shall indemnify, defend and hold Landlord harmless from all liability, claims and causes of action for payment of any voucher as presented. The words "EXPIRATION OF THE LIEN PERIOD" shall mean thirty-five (35) days after the filing of the Notice of Completion for the Tenant Improvements and the complete, conditional releases by the Contractor and all subcontractors and materialmen of their respective lien rights against the Premises. If a Notice of Completion is not filed for record, "expiration of the lien period" shall mean ninety-five (95) days after completion of construction, as determined by Landlord's representative, and the complete, conditional releases by the Contractor and all subcontractors and materialmen of their respective lien rights against the Premises.

     6. Inspection of Progress of Construction. Landlord and its agents shall have the right at all times during construction of the Tenant Improvements to enter upon the Premises during construction. If the construction is not in substantial compliance with the Approved Drawings or with applicable statutes, regulations, or ordinances, Landlord may direct the contractor to conform construction, at Tenant's cost, to such standards. Notwithstanding the foregoing, Landlord is under no obligation to construct or supervise construction of the Tenant Improvements. Any inspection by Landlord shall be for the sole purpose of protecting Landlord's interests and is not to be relied upon in any regard by Tenant. Furthermore, any inspection by Landlord shall not be representation that there has been or will be compliance with the plans and specifications, applicable laws, regulations or ordinances or that the construction is free from faulty material or workmanship. Tenant hereby assumes all such risks and shall make or cause to be made any and all such other inspections as Tenant may desire for its own protection and/or as required by law.

     7. Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, causes of action, costs (including attorneys' fees), damages and liabilities arising from or in connection with construction of the Tenant Improvements, including without limitation any and all personal injuries and all mechanics' and materialmen's liens arising therefrom.

     8. Notices. Upon completion of the Tenant Improvements, Tenant shall record a Notice of Completion with the County Recorder of Orange County. Tenant irrevocably appoints Landlord as agent to file for record any notices of completion, cessation of labor, or other notice


                                   EXHIBIT "B"
                                  Page 3 of 10
that Landlord deems necessary to file for record to protect any of Landlord's interests under this Agreement.

     9. Insurance. No construction shall proceed without workers' compensation and public liability insurance and property damage insurance, all in amounts and with companies satisfying the requirements of the Lease. Before commencing the construction, certificates of such insurance shall be furnished to Landlord by Tenant, the general contractor, and each major subcontractor and supplier entering the Business Center. If requested, the original policies thereof shall be submitted for Landlord's approval. All such policies shall provide that thirty (30) days written notice must be given to Landlord and Landlord's lender before termination or cancellation.

     10. Commencement Date. Under no circumstances shall Contractor's failure to complete the Tenant Improvements in a timely manner in any way affect the Extended Term Commencement Date.

     11. Construction Rules and Regulations. Tenant shall cause Contractor and all subcontractors and suppliers to comply with the construction rules and regulations attached hereto as Schedule 2.

     12. Roof Work. Without limiting the foregoing, Tenant shall have no right to conduct any work on or to the roof of the Building, including causing any roof penetrations, without procuring Landlord's consent in full compliance with this Construction Agreement. In the event Landlord consents to such roof work as part of the Approved Drawings, Tenant shall coordinate all such roof work with Landlord's approved roofing consultant and roofing contractor and shall pay all costs and fees charged by them.

     13. Miscellaneous.

          13.1. All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony and shall not interfere with any work undertaken by or through Landlord, or with the work of any other tenant of the Business Center or its contractors.

          13.2. Any work to be performed in adjacent tenant's areas shall be pursued only after obtaining that tenant's and Landlord's express written permission and shall be done only if any agent or employee of Landlord is present. Tenant shall reimburse Landlord for the expense of any such employee or agent.

          13.3. If any shutdown of plumbing, electrical, or air conditioning equipment becomes necessary, Tenant shall notify Landlord, and Landlord will determine when such shutdown shall be done only if an agent or employee of Landlord is present. Tenant will reimburse Landlord for any resulting expenses including the expense of any such employee of agent.


                                   EXHIBIT "B"
                                  Page 4 of 10

                                   SCHEDULE 1

                     DESCRIPTION OF THE TENANT IMPROVEMENTS


                                   EXHIBIT "B"
                                  Page 5 of 10

                           (OFFICE EXPENTION DRAWING)

                                   SCHEDULE 2

                    CONSTRUCTION WORK RULES AND REGULATIONS

(WARLAND INVESTMENTS COMPANY LOGO)

PROPERTY OWNER:        Warland Investments Company

PROPERTY MANAGER:      Susan Garey (714) 895-5908
MANAGEMENT FAX NUMBER: (714) 898-3453

The following information outlines the construction work rules and regulations (R&Rs), which will be followed by all construction firms working at WARLAND CYPRESS BUSINESS CENTER. These R&Rs apply to general construction, Tenant lease space construction, and all other construction related activities. No deviation or exception will be permitted without the expressed, written approval of Warland Investments Company ("WARLAND") who owns and manages the property. Questions or comments should be directed to the Property Manager at Warland.

1. Prior to any construction activities, the Contractor shall agree to abide by and conform to these R&Rs and shall acknowledge such agreement for itself and all others performing any portion of the work by or through the Contractor, including subcontracts and materials supplier's by executing these R&Rs where shown.

2. If the Contractor is hired directly by the Tenant, the Tenant will be primarily responsible for the Tenant's Contractor and its Subcontractors, workmen, suppliers, etc. Any action detrimental to the Building(s) is the sole responsibility of the Tenant. Tenant's Contractor shall be responsible for enforcing these R&Rs with all the Subcontractors, workmen and anyone else working on the Premises.

3. Plans and specifications setting forth all work to be performed by the Contractor shall be submitted and approved by Warland in writing prior to work being commenced. Upon completion, Contractor shall deliver to Warland "AS BUILT" drawings of any derivations from original approved plans.

4. All costs, including but not limited to, costs for permits, fees and licenses necessary for the execution of work shall be the sole and exclusive obligation of the Contractor or its Subcontractors provided however, such costs may, if agreed by tenant, be passed on to the Tenant for whom work is performed.

5. Immediately upon being awarded a job, the Superintendent of the successful bidder is required to set-up a field office. The field office can vary from a table in the corner of the construction space for a small job to a separate office for larger projects. The following is a checklist of items to set-up and is maintained at all times on the job:

     A. Full set of Project Drawings and Specifications (as submitted for building permit).

     B.   Addendum Drawings and specifications

     C.   First Aid Kit


                                   EXHIBIT "B"
                                  Page 6 of 10

     D.   Safety Posters and Safety Manual

     E.   Safety Equipment

     F.   Memorandums and Drawing Transmittals

     G.   Daily Log

     H.   Inspection Logs

     I.   Visitor Log and Release Forms

     J.   Extra Work Authorization

     K.   Hard Hats as required

     L.   Office supplies (as applicable)

     M.   Office furniture

     N.   Drawing Transmittals

     O.   Schedule (bar chart minimum)

6. The field office should also contain a full set of project files in a locked cabinet. These files should contain all correspondence and copies of contracts and insurance certificates with all subcontractors.

7. The Contractor shall maintain supervisory personnel on site at all times and will provide direct supervision of any and all Work being performed including the delivery of materials. Such supervisory personnel shall be fully empowered to coordinate, respond for and authorize Subcontractors to perform such Work as is necessary to enable the Work to proceed.

8. The Contractor shall be responsible for all its actions on site as well as those of its Subcontractors. Any damage to the Building caused by the Contractor shall be promptly repaired by the Contractor at no cost to Warland. Care shall be taken to protect ceiling, walls, doors, and carpets of tenant areas when moving construction materials, trash, etc. This shall be accomplished by installing masonite on the floor, and plastic on doors, walls, and ceilings. Clean up of these areas upon completion of the job is the responsibility of the Contractor.

9. All risk of loss to all property of the Contractor and its Subcontractor, including but not limited to, tools and materials located on the Premises, shall be the sole and exclusive responsibility of the General Contractor and its Subcontractors and Warland shall have no responsibility of the General Contractor and its Subcontractors and Warland shall have no responsibility therefore.

10. The Contractor shall give all notices and comply with laws, rules, regulations and orders of any public authority bearing on the performance of the Work.

11. Since each job differs in scope, it is necessary that Contractor set up job meetings according to the job needs. Each Contractor's Superintendent must set his own time interval between job meetings, notify Warland of their scheduling and once the intervals are set, maintain them on a regular basis.

12. All construction workers must be properly, permanently, and visually identified. The identification system must be approved prior to the start of any work and may take the form of hard hats with numbered decals or badges for attachment to clothing. All companies will maintain an updated list of authorized workers with Warland and will notify Warland of each change.


                                   EXHIBIT "B"
                                  Page 7 of 10

13. All workers shall maintain their actions while in the Building(s) in a professional manner to include but not limited to:

     A.   No abusive language.

     B.   No smoking or drinking on property.

     C. No use of radios in areas which are accessible to the public or from which the public may hear them being played.

14. Warland reserves the right to add other restrictions to those listed above as may be reasonably deemed necessary to provide for the comfort and safety of the tenants.

15. No storage of supplies or trash will be allowed in the Building(s) at any time. All work and adjacent areas are to be kept reasonably cleaned and free of trash, debris and non-useful materials at all times at Contractor's cost. Failure to do so will result in Warland providing this service and charging the contractor accordingly. Warland must approve placement of roll up trash dumpsters prior to placement. Trash dumpsters must be in good condition, free of any graffiti or unappropriate signs, words or language. If trash dumpsters are used at curbside, Contractor must obtain and pay for street use permits and maintain the area in a clean fashion. Building trash containers are not to be used.

16. No storage of flammable substances will be allowed in the Building(s) unless approved by Warland and in accordance with approved building codes and regulations.

17. No interviewing of job applicants or Subcontractors will be allowed on-site without prior approval by Warland and prior scheduled appointment.

18. There will be absolutely no use of Tenant and/or Building property to include, but not limited to, telephones, dollies, ladders, copiers, vacuums, etc., unless specifically approved in writing by the Tenant and/or Warland in advance of their use.

19. All deliveries will be scheduled with Warland. A prior notification of at least 24 hours but not more than 7 days is required.

20. Contractors shall provide and keep available fire extinguisher(s) within the demised premise during construction.

21. Forty-eight hours advance written notice to Warland is required for the following:

     A. Cutting into duct, water-line, existing power lines, temporary disconnecting of any meter, (fire sprinkler) or prior to moving any air handling equipment, thermostat, etc.

     B. Use of toxic materials or varnishing. Including how ventilation and protection of adjacent areas will be handled. Use of toxic materials may require after hours work.

     C. Any core drilling. All core drilling must be evaluated and approved by the Contractor's structural engineer with submittal to Warland for written approval.

     D. Any welding or dust related work that will require the covering of smoke detectors.

     E. Contractor shall provide temporary electrical devices within the demised premises for their Sub-contractor's use. Contractor will not be permitted to run extension cords through public space on occupied floors or through occupied Tenant spaces.


                                   EXHIBIT "B"
                                  Page 8 of 10

22. Contractor shall coordinate with and provide advance notice in writing to Warland when access to occupied space is required. Contractor shall give notice according to the following schedule.

     A. Less than one hour required in the space; provide 24-hour advance notice.

     B. Less than one day required in the space; provide 3 days advance notice.

     C. More than one day required in the space; provide 7 days advance notice.

23. The Contractor shall not be permitted any identifying signage or advertising unless approved by Warland in writing.

24. Contractor's materials and tool storage will be limited to the work Premises. The Contractor may be permitted storage in other areas of the Building(s) at the option of Warland and as available.

25. Access to any adjacent space is not allowed unless coordinated by Warland. All construction crews shall stay in their respective workspace at all times. Construction personnel shall not use floor sinks, restroom sinks or toilets for cleanup or disposal of any material.

26. Pre-filters shall be installed over all return air openings on floor under construction. If Building filters or equipment require replacement or cleaning due to construction dust, the Contractor will be charged.

27. The Contractor should cover air transfers when working next to tenanted space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. Keep all Tenant entrance and exit doors closed to restrict the movement of dust or dirt. Close off temporary openings with polyurethane. Due to local fire codes, no openings may be made on a tenanted floor in the corridor unless the door will be made on a tenanted floor to the corridor doors must remain closed unless materials are being delivered. All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus a temporary filter should be added to the existing filter).

28.  Wet paint sign must be posted in all public areas when appropriate.

29. Contractor shall turn off lights and all other equipment at night after completion of work for the day.

30. Contractor shall arrange for pre-inspection of common area and Tenant suites prior to construction to identify items subject to potential claim for breakage, theft, abuse, damage, etc. Pre-inspections shall be attended by the General Superintendent, Subcontractor Foreman, Tenant
     Representative, and Warland.

31. Contractor shall not interfere with other Tenants in such a manner as to cause unnecessary inconvenience or disruption, such as core drilling, operation of powder actuate tools, hammering, or any construction that would transmit sound through walls and floors. Work of this nature must be scheduled before 7:30 a.m. and after 6:00 p.m. The Management office reserves the right to stop work if deemed necessary.

32. Contractor's use of elevators is limited to construction deliveries, which must be scheduled before 7:30 a.m. and after 6:00 p.m. Prior to use of elevators, Contractor must properly protect flooring, walls and ceiling of elevators.

33. Prior to construction commencement, Contractor shall provide a list of the Subcontractors and any other on-site personnel shall not be changed without the prior written consent of Warland.


                                   EXHIBIT "B"
                                  Page 9 of 10

34. Warland shall have the right from time to time as may be required, to inspect or perform work within the Building(s). Warland shall have the right to suspend Contractor's Work in the Building if such Work, in the opinion of Warland, is presenting or may present a danger to life, safety, or property, or in an emergency situation.

35. Contractor shall be solely responsible for obtaining the Certificate of Occupancy (or equivalent approval) and shall submit to Warland the original thereof prior to occupancy of the premises for the purposes of conducting business.

36. It is expressly understood and agreed that the construction Contract shall be for the direct benefit of Warland, who is the owner of the Building(s) and the real property on which the work is to be done. Accordingly, Warland shall be granted the right to pursue in its own name any rights or remedies against Contractor including, without limitation, claims for damages granted to other parties under the Contract.

37. No Contractor shall be allowed to start any work in the Building(s) without having a current Certificate of Insurance on file with the Management Office Contractor must keep current insurance certificates on all Sub-contractors. Any Contractor/Sub-contractor performing work found not to have current insurance would be immediately ordered off the premises. General contractors shall list the following as additionally insured:

                           WARLAND INVESTMENTS COMPANY

38. Contractor must indemnify and hold harmless Warland Investments Company against and from any and all liabilities, obligations, losses, penalties, actions, suits, claims, damages, expenses, disbursements (including legal fees and expenses) and costs of any kind or nature in any way relating to or arising out of the work performed by Contractor. To satisfy this requirement, the Contractor must sign and return the attached standard form Indemnification/Hold Harmless and Subrogation Letter.

39. Contractor and/or subcontractors should assist with Building emergencies once notified by Warland or other designated authority. This could be from immediate evacuation of a Building once an alarm is sounded to assisting with evacuation and executing a plan to terminate the alarm/emergency situation.

40. All contractors working over the weekend and after the normal hours shall provide Warland a list of workers 24 hours prior to the worker being on site or they will be denied access. The list should also include an estimated time the Contractors will be working, the location of the work to be done, the number of employees and the working Supervisor who will be present in the Building(s) during the performance of the work.

These Construction Rules and Regulations have been agreed upon, approved and accepted by the undersigned and on the date indicated below.

CONTRACTOR

Company:
         ----------------------------
By:
    ---------------------------------
Print Name:
            -------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                   EXHIBIT "B"
                                  Page 10 of 10

                                   EXHIBIT "C"

                        FORM OF PARKING LICENSE AGREEMENT

     This Parking License Agreement ("AGREEMENT"), dated for reference purposes as of December 1, 2005, is made between Warland Investments Company, a California limited partnership ("WARLAND") and Universal Electronics Inc., a Delaware corporation ("TENANT") with reference to the following facts:

     A. Warland is the lessor and Tenant is the lessee under that certain Lease dated November 1, 1997, as amended by that certain First Amendment to Lease, dated February 21, 2001, that certain Second Amendment to Lease, dated May 27, 2003, and that certain Third Amendment to Lease, dated December 1, 2005 (collectively, the "LEASE") pursuant to which Tenant currently leases from Warland certain premise commonly known as 6101 Gateway Drive, Cypress, California (the "LEASED PREMISES").

     B. Warland holds a license conveyed to Warland by DRS Sensors & Targeting Systems, Inc., a Delaware corporation ("DRS") permitting Warland to use thirty (30) parking spaces located on that certain parcel adjacent to the Leased Parcel commonly known as 10600 Valley View, Cypress, California (the "PARKING PARCEL") pursuant to that certain Parking License Agreement by and between Warland and DRS dated December 1, 2005 (the "DRS AGREEMENT").

     C. Subject to the terms and conditions of this Agreement, Tenant desires to use certain parking spaces on the Parking Parcel and, subject to the terms and conditions of this Agreement, Warland agrees to permit Tenant the use of such spaces.

     Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Parking License. Subject to the terms and conditions of this Agreement, Warland hereby provides the Tenant with the exclusive license to use those thirty (30) passenger automobile parking spaces on the Parking Parcel designated on attached Exhibit A (the "PARKING SPACES") together with the necessary vehicular and pedestrian ingress and egress to the Parking Parcel for access to and from the Parking Spaces (collectively, the "LICENSE"). The License extends only to the Parking Spaces, and, under no circumstances shall Tenant or any of its agents, employees, representatives, licensees, business invitees, including, without limitation any visitors to the Leased Premises (collectively, "TENANT PARTIES") have any right to enter upon or use the other portion of the Parking Parcel.

     2. Term. The term of this Agreement (the "TERM") shall begin on the "EXTENDED TERM COMMENCEMENT DATE" as defined in the Lease and shall continue until expiration or earlier termination of the Lease.


                                   EXHIBIT "C"
                                   Page 1 of 7

     3. Permitted Use. The Parking Spaces shall only be used by Tenant Parties using the Leased Premises for the parking of passenger automobiles, light pick-up trucks, passenger vans, and motorcycles ("PERMITTED SIZE VEHICLES"). Without limiting the foregoing, the following is expressly prohibited on the Parking Parcel: (i) the parking of vehicles other than Permitted Size Vehicles (which shall be subject to immediate tow at Tenant's expense), (ii) the parking of vehicles owned, leased or operated by other than Tenant Parties in connection with their use of the Leased Premises, (iii) storage of any nature, (iv) any vehicles parked longer than two (2) consecutive business days (which shall then be subject to tow at Tenant's expense), and (iv) other than emergency tow or "roadside service", any automobile repair.

     4. Parking Fee; Lease Performance. On the first day of every month of the Term, Tenant shall pay to Warland a fee for the use of the Parking Spaces in the amount of One Thousand Two Hundred Dollars ($1,200.00) ($40.00 for thirty (30) Parking Spaces) (the "PARKING FEE"). The Parking Fee shall be due and payable on the first day of every month concurrently with Tenant's payment of rent under the Lease. If Tenant fails to pay the Parking Fee when due and fails to cure such default within five (5) business days following written notice by Warland to Tenant, then Warland shall thereafter have the right, in Warland's sole and absolute discretion, to terminate the License and this Agreement. The Parking Fee for any partial month shall be prorated based on a 30-day month. Without limiting the foregoing, the License shall be as additional consideration for Tenant's continuing performance of those obligations on its part to be performed under the Lease. Nothing in this Agreement shall excuse, abate or alter any of Tenant's obligations under the Lease, Upon expiration or earlier termination of the Lease for any reason, the License and this Agreement shall automatically terminate.

     5. Alterations; Insurance and Indemnity. Except payment of rent, the License shall be subject to all terms and conditions of the Lease which are incorporated herein by reference. However, to the extent of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Lease, the terms and conditions of this Agreement shall control. Without limiting the foregoing, the following provisions shall apply to the License:

          5.1 Alterations. Under no circumstances shall Tenant modify or alter the Parking Parcel or any portion thereof.

          5.2 Repairs. Any damage caused by or through Tenant or any Tenant Parties (shall be repaired, at Warland's election, either directly by Tenant (at its sole cost) or by Warland subject to reimbursement by Tenant as additional rent pursuant to the payment procedures in the Lease). At any time during the Term at Warland's cost, Warland shall have the right to fence the Parking Spaces in order to separate the Parking Spaces from the remainder of the Parking Parcel.


                                   EXHIBIT "C"
                                   Page 2 of 7

          5.3 Insurance and Indemnity. The parties respective insurance and indemnity obligations under the Lease shall apply to the Parking Spaces, and Tenant's use of the License to the same extent as such obligations apply to Tenant's use of the Leased Premises under the Lease. Notwithstanding anything to the contrary, Tenant hereby indemnifies, defends and holds Warland, its officers, directors, shareholders, partners, affiliates and their respective agents and employees harmless from and against any claims, costs, losses, liabilities, damages, or expenses caused by or resulting from Tenant and Tenant Parties', entry onto the Parking Parcel and use of the Parking Spaces by Tenant or Tenant's Parties.

     6. Assignment and Subletting. The License shall be assigned to any permitted assignee under the Lease and partially assigned to any permitted subtenant under the Lease to the extent necessary for such subtenant's use of the portion of the Leased Premises so sublet. Under no circumstances shall this License be assigned or transferred in any manner independently of an assignment or sublease under the Lease, and any such independent assignment or other transfer shall be void.

     7. Security. Tenant shall be solely responsible, at Tenant's sole cost, expense and liability, for the security of Parking Spaces and the safety of Tenant Parties or any other persons using or entering upon the Parking Spaces. To the extent Tenant engages any security personnel to comply with its obligations hereunder, Tenant shall be solely responsible for the number, competence and quality of such personnel. Tenant acknowledges that Warland shall not be providing any security to the Parking Parcel.

     8. Default. In the event either party fails to perform any obligation on its part to be performed, such failure shall be subject to the same notice and cure provisions as set forth in the Lease. Termination of the Lease shall terminate this Agreement and the License.

     9. Subordination. This Agreement and the License shall be subordinated to any mortgage or deed of trust on the Parking Parcel to the same extent as the Lease shall be subordinated to any mortgage or deed of trust on the Leased Premises in accordance with Lease Section 10.1. Tenant shall execute and deliver such subordination documents within ten (10) days following a written request from Warland.

     10. Commission. No commission or fee shall be owed under this Agreement separate from the Lease or the Third Amendment thereto.

     11. Personal Property Interests. The rights conveyed by this Agreement and the License are acknowledged to be personal property interests of Warland. This license grants no interest in nor attaches to any underlying real property within the Parking Parcel or the Leased Premises. Accordingly, the personal property rights conveyed by this License shall not entitle Tenant to file any claim, lien or notice against any real property. As material consideration for this License, Tenant


                                   EXHIBIT "C"
                                   Page 3 of 7
          waives any right it may have to record a lis pendens against the Parking Parcel under section 405 et seq. of the California Code of Civil Procedure, or any other provision of law, if a dispute arises under this License.

     12. Costs of Enforcement. If it becomes necessary for either party to employ an attorney or other person or commence an action to enforce any of the provisions of this Agreement or interpret any of the provisions of this Agreement, the non-prevailing party shall pay to the prevailing all attorneys' fees and court costs incurred by the prevailing party in such action.

     13. Notices. All notices and other communications made pursuant to this Agreement shall be made in the manner and shall be subject to the requirements of Lease.

     14. Relocation. If the DRS Agreement terminates, Warland shall have the right, at any time upon not less than thirty (30) days prior written notice to Tenant, to relocate the Parking Spaces to 6200 Gateway Drive, Cypress, California, as exhibited on attached Exhibit B (the "ALTERNATIVE PARKING PARCEL").

     15. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. No supplement, modification, or amendment of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Neither this Agreement, nor a short form memorandum hereof shall be filed or recorded in any public office without Warland's prior written consent, which may be given or withheld in Warland's sole and absolute discretion; provided, however, if any lender having a secured interest in any of the Parking Parcel and/or the Leased Premises requires such recordation, Tenant shall execute and deliver to Warland a memorandum hereof in recordable form.

                            [SIGNATURE PAGE FOLLOWS]


                                   EXHIBIT "C"
                                   Page 4 of 7

WARLAND:                                WARLAND INVESTMENTS COMPANY,
                                        a California limited partnership


                                        By: /s/ CARL W. ROBERTSON
                                            ------------------------------------
                                            Carl W. Robertson,
                                            Co-Managing Director


                                        By: /s/ JOHN C. LAW
                                            ------------------------------------
                                            John C. Law,
                                            Co-Managing Director


TENANT:                                 UNIVERSAL ELECTRONICS INC.,
                                        a Delaware corporation


                                        By: /s/ PAUL ARLING
                                            ------------------------------------
                                        Its: CHAIRMAN & CEO


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                   EXHIBIT "C"
                                   Page 5 of 7

                                    EXHIBIT A
                      TO FORM OF PARKING LICENSE AGREEMENT

                         DEPICTION OF THE PARKING SPACES


                                   EXHIBIT "C"
                                   Page 6 of 7

                             (TRACT NO. 467 DRAWING)

                                    EXHIBIT B
                      TO FORM OF PARKING LICENSE AGREEMENT

                         DEPICTION OF THE PARKING SPACES
                        ON THE ALTERNATIVE PARKING PARCEL


                                   EXHIBIT "C"
                                  Page 7 of 7

                                   (SITE PLAN)

                                   EXHIBIT "D"

                        ADJUSTMENT OF BASIC MONTHLY RENT

Upon the due and timely exercise of an Option pursuant to Section 7 of the Amendment, the "FAIR MARKET RENT" shall be determined as follows:

At least one hundred eighty (180) days before the first day of an Extension pursuant to a duly exercised Option (an "EXTENSION COMMENCEMENT"), Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Rent of the Premises as of the commencement date of the Extension (the "EXTENSION COMMENCEMENT"). If Landlord and Tenant have not agreed upon the Fair Market Rent of the Premises at least one hundred (100) days before the Extension Commencement, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days before the Extension Commencement. If Landlord and Tenant are unable to agree upon a single appraiser within this time period, then Landlord and Tenant shall each appoint one (1) appraiser not later than sixty-five (65) days before the Extension Commencement. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rent of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Fair Market Rent of the Premises. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or a third appraiser, if applicable. Each appraiser shall have at least ten (10) years experience in the appraisal of first class commercial /industrial buildings in Orange County, California and shall be a member of one or more professional organizations such as MAI or an equivalent.

For purposes of such appraisal, "FAIR MARKET RENT" shall mean the price that a ready and willing tenant would pay, as of the Extension Commencement, as triple net monthly rent to a ready and willing landlord of a Comparable Building for Comparable Premises if that property were exposed for lease on the open market for a reasonable period of time with a lease comparable to the Lease. "COMPARABLE BUILDING" shall mean a first class commercial building of comparable age in the City of Cypress after taking into account all tenant improvement allowances and other similar monetary concessions for renewal space, if any granted to tenants of Comparable Premises. "COMPARABLE PREMISES" shall mean premises for commercial use within the Comparable Building in a first class condition and access to on-site parking as set forth in this Lease. If a single appraiser is chosen, then such appraisal shall determine the Fair Market Rent of the Premises. Otherwise, the Fair Market Rent of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the then-existing Base Rent ever be reduced by reason of such computation, nor shall there be any rent concession, any tenant improvement allowance or other financial requirement of Landlord for the Extension, Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Rent not later than thirty (30) days before the Extension Commencement. If the Fair Market Rent is not determined before the Extension Commencement, then Tenant shall continue to pay to Landlord the Basic Monthly Rent in effect immediately prior to the Extension Commencement until the Fair Market Rent is determined. When the Fair Market Rent of the Premises is determined, Landlord shall deliver notice of that amount to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Tenant to Landlord and the new Base Rent determined under this Exhibit.

                                   EXHIBIT "D"

                            PARKING LICENSE AGREEMENT

     This Parking License Agreement ("AGREEMENT"), dated for reference purposes as of December 1, 2005, is made between Warland Investments Company, a California limited partnership ("WARLAND") and Universal Electronics Inc., a Delaware corporation ("TENANT") with reference to the following facts:

     A. Warland is the lessor and Tenant is the lessee under that certain Lease dated November 1, 1997, as amended by that certain First Amendment to Lease, dated February 21, 2001, that certain Second Amendment to Lease, dated May 27, 2003, and that certain Third Amendment to Lease, dated December 1, 2005 (collectively, the "LEASE") pursuant to which Tenant currently leases from Warland certain premise commonly known as 6101 Gateway Drive, Cypress, California (the "LEASED PREMISES").

     B. Warland holds a license conveyed to Warland by DRS Sensors & Targeting Systems, Inc., a Delaware corporation ("DRS") permitting Warland to use thirty (30) parking spaces located on that certain parcel adjacent to the Leased Parcel commonly known as 10600 Valley View, Cypress, California (the "PARKING PARCEL") pursuant to that certain Parking License Agreement by and between Warland and DRS dated December 1, 2005 (the "DRS AGREEMENT").

     C. Subject to the terms and conditions of this Agreement, Tenant desires to use certain parking spaces on the Parking Parcel and, subject to the terms and conditions of this Agreement, Warland agrees to permit Tenant the use of such spaces.

     Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Parking License. Subject to the terms and conditions of this Agreement, Warland hereby provides the Tenant with the exclusive license to use those thirty (30) passenger automobile parking spaces on the Parking Parcel designated on attached Exhibit A (the "PARKING SPACES") together with the necessary vehicular and pedestrian ingress and egress to the Parking Parcel for access to and from the Parking Spaces (collectively, the "LICENSE"). The License extends only to the Parking Spaces, and, under no circumstances shall Tenant or any of its agents, employees, representatives, licensees, business invitees, including, without limitation any visitors to the Leased Premises (collectively, "TENANT PARTIES") have any right to enter upon or use the other portion of the Parking Parcel.

     2. Term. The term of this Agreement (the "TERM") shall begin on the "EXTENDED TERM COMMENCEMENT DATE" as defined in the Lease and shall continue until expiration or earlier termination of the Lease.

     3. Permitted Use. The Parking Spaces shall only be used by Tenant Parties using the Leased Premises for the parking of passenger automobiles, light pick-up trucks, passenger vans, and motorcycles ("PERMITTED SIZE VEHICLES"). Without limiting the foregoing, the following is expressly prohibited on the Parking
          Parcel: (i) the parking of vehicles other than Permitted Size Vehicles (which shall be subject to immediate tow at Tenant's expense), (ii) the parking of vehicles owned, leased or operated by other than Tenant Parties in connection with their use of the Leased Premises, (iii) storage of any nature, (iv) any vehicles parked longer than two (2) consecutive business days (which shall then be subject to tow at Tenant's expense), and (iv) other than emergency tow or "roadside service", any automobile repair.

     4. Parking Fee; Lease Performance. On the first day of every month of the Term, Tenant shall pay to Warland a fee for the use of the Parking Spaces in the amount of One Thousand Two Hundred Dollars ($1,200.00) ($40.00 for thirty (30) Parking Spaces) (the "PARKING FEE"). The Parking Fee shall be due and payable on the first day of every month concurrently with Tenant's payment of rent under the Lease. If Tenant fails to pay the Parking Fee when due and fails to cure such default within five (5) business days following written notice by Warland to Tenant, then Warland shall thereafter have the right, in Warland's sole and absolute discretion, to terminate the License and this Agreement. The Parking Fee for any partial month shall be prorated based on a 30-day month. Without limiting the foregoing, the License shall be as additional consideration for Tenant's continuing performance of those obligations on its part to be performed under the Lease. Nothing in this Agreement shall excuse, abate or alter any of Tenant's obligations under the Lease. Upon expiration or earlier termination of the Lease for any reason, the License and this Agreement shall automatically terminate.

     5. Alterations; Insurance and Indemnity. Except payment of rent, the License shall be subject to all terms and conditions of the Lease which are incorporated herein by reference. However, to the extent of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Lease, the terms and conditions of this Agreement shall control. Without limiting the foregoing, the following provisions shall apply to the License:

          5.1 Alterations. Under no circumstances shall Tenant modify or alter the Parking Parcel or any portion thereof.

          5.2 Repairs. Any damage caused by or through Tenant or any Tenant Parties (shall be repaired, at Warland's election, either directly by Tenant (at its sole cost) or by Warland subject to reimbursement by Tenant as additional rent pursuant to the payment procedures in the Lease). At any time during the Term at Warland's cost, Warland shall have the right to fence the Parking Spaces in order to separate the Parking Spaces from the remainder of the Parking Parcel.

          5.3 Insurance and Indemnity. The parties respective insurance and indemnity obligations under the Lease shall apply to the Parking Spaces, and Tenant's use of the License to the same extent as such obligations apply to Tenant's use of the Leased Premises under the Lease. Notwithstanding anything to the contrary, Tenant hereby indemnifies, defends and holds Warland, its officers, directors, shareholders, partners, affiliates and their respective agents and employees harmless from and against any claims, costs, losses, liabilities, damages, or expenses caused by or resulting from Tenant and Tenant Parties', entry onto the Parking Parcel and use of the Parking Spaces by Tenant or Tenant's Parties.

     6. Assignment and Subletting. The License shall be assigned to any permitted assignee under the Lease and partially assigned to any permitted subtenant under the Lease to the extent necessary for such subtenant's use of the portion of the Leased Premises so sublet. Under no circumstances shall this License be assigned or transferred in any manner independently of an assignment or sublease under the Lease, and any such independent assignment or other transfer shall be void.

     7. Security. Tenant shall be solely responsible, at Tenant's sole cost, expense and liability, for the security of Parking Spaces and the safety of Tenant Parties or any other persons using or entering upon the Parking Spaces. To the extent Tenant engages any security personnel to comply with its obligations hereunder, Tenant shall be solely responsible for the number, competence and quality of such personnel. Tenant acknowledges that Warland shall not be providing any security to the Parking Parcel.

     8. Default. In the event either party fails to perform any obligation on its part to be performed, such failure shall be subject to the same notice and cure provisions as set forth in the Lease. Termination of the Lease shall terminate this Agreement and the License.

     9. Subordination. This Agreement and the License shall be subordinated to any mortgage or deed of trust on the Parking Parcel to the same extent as the Lease shall be subordinated to any mortgage or deed of trust on the Leased Premises in accordance with Lease Section 10.1. Tenant shall execute and deliver such subordination documents within ten (10) days following a written request from Warland.

     10. Commission. No commission or fee shall be owed under this Agreement separate from the Lease or the Third Amendment thereto.

     11. Personal Property Interests. The rights conveyed by this Agreement and the License are acknowledged to be personal property interests of Warland. This license grants no interest in nor attaches to any underlying real property within the Parking Parcel or the Leased Premises. Accordingly, the personal property rights conveyed by this License shall not entitle Tenant to file any claim, lien or notice against any real property. As material consideration for this License, Tenant waives any right it may have to record a lis pendens against the Parking Parcel under section 405 et seq. of the California Code of Civil Procedure, or any other provision of law, if a dispute arises under this License.

     12. Costs of Enforcement. If it becomes necessary for either party to employ an attorney or other person or commence an action to enforce any of the provisions of this Agreement or interpret any of the provisions of this Agreement, the non-prevailing party shall pay to the prevailing all attorneys' fees and court costs incurred by the prevailing party in such action.

     13. Notices. All notices and other communications made pursuant to this Agreement shall be made in the manner and shall be subject to the requirements of Lease.

     14. Relocation. If the DRS Agreement terminates, Warland shall have the right, at any time upon not less than thirty (30) days prior written notice to Tenant, to relocate the Parking Spaces to 6200 Gateway Drive, Cypress, California, as exhibited on attached Exhibit B (the "ALTERNATIVE PARKING PARCEL").

     15. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. No supplement, modification, or amendment of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Neither this Agreement, nor a short form memorandum hereof shall be filed or recorded in any public office without Warland's prior written consent, which may be given or withheld in Warland's sole and absolute discretion; provided, however, if any lender having a secured interest in any of the Parking Parcel and/or the Leased Premises requires such recordation, Tenant shall execute and deliver to Warland a memorandum hereof in recordable form.

                            [SIGNATURE PAGE FOLLOWS]

WARLAND:                                WARLAND INVESTMENTS COMPANY,
                                        a California limited partnership


                                        By: /s/ CARL W. ROBERTSON
                                            ------------------------------------
                                            Carl W. Robertson,
                                            Co-Managing Director


                                        By: /s/ JOHN C. LAW
                                            ------------------------------------
                                            John C. Law,
                                            Co-Managing Director


TENANT:                                 UNIVERSAL ELECTRONICS INC.,
                                        a Delaware corporation


                                        By: /s/ PAUL ARLING
                                            ------------------------------------
                                        Its: CHAIRMAN & CEO


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT A
                          TO PARKING LICENSE AGREEMENT

                         DEPICTION OF THE PARKING SPACES

                                  Exhibit "A"

                            (TRACT NO. 467 DRAWING)

                                    EXHIBIT B
                          TO PARKING LICENSE AGREEMENT

                         DEPICTION OF THE PARKING SPACES
                       ON THE ALTERNATIVE PARKING PARCEL

                                   Exhibit "B"

                                   (SITE PLAN)